Exhibit 99.1

Second Sight Announces First Age-Related Macular Degeneration Patient Receives the Argus II Retinal Prosthesis System as Part of Groundbreaking Study

Five Patients to be Implanted with the Argus® II to Evaluate the Feasibility of the Device in Patients with Dry Age-Related Macular Degeneration

SYLMAR, Calif.--(BUSINESS WIRE)-- Second Sight Medical Products, Inc. (Nasdaq:EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics that restore some useful vision to blind patients, today announced the first implant and successful activation of the Argus® II Retinal Prosthesis System (Argus II) in a dry age-related macular degeneration (AMD) patient.

The implant is part of a feasibility study which aims to evaluate the safety and utility of the Argus II System in individuals with late-stage Dry AMD, a condition that severely affects their central vision. The implant was performed at the Manchester Royal Eye Hospital in the United Kingdom by Dr. Paulo Stanga MD, Consultant Ophthalmologist & Vitreoretinal Surgeon at the Manchester Royal Eye Hospital, Professor of Ophthalmology and Retinal Degeneration at The University of Manchester. The device was activated approximately two weeks after implantation, and initial reports confirm that the subject is receiving some useful vision from the Argus II system. The Argus II has already been tested and approved in the United States and Europe for individuals with Retinitis Pigmentosa (RP) and Outer Retinal Degeneration, respectively.

"The difference between RP and Dry AMD is that RP primarily affects the peripheral vision whereas AMD primarily affects the central vision. Retinal implants for individuals with AMD may restore some useful vision in their central visual field, which is non-functional due to degeneration of the photoreceptors. The goal in restoring this central vision is to provide individuals with AMD more natural vision and ultimately improve their independence and quality of life," says Dr. Paulo Stanga, MD. "This is totally groundbreaking research, where positive results from the study could provide advanced Dry AMD patients with a new alternative treatment."

Eligibility for this study includes patients 25 to 85 years of age with advanced dry AMD, some residual light perception, and a previous history of useful form vision. Study subjects will be followed for three years to evaluate safety and utility of the Argus II system on visual function. Pending positive study results, the Company plans to conduct a larger study to support market approvals. It is estimated that two million individuals worldwide are legally blind due to AMD and 375,000 people are blinded by RP.

Second Sight Chief Executive Officer, Dr. Robert Greenberg, said, "We are very excited to begin such an important study for this patient population and to have the opportunity to help a great deal more people living with blindness. Though it is obviously still early in this clinical trial, we are very encouraged by these initial results."

Recently, a story about the first AMD patient to receive the Argus II appeared on a BBC News broadcast throughout the United Kingdom generating much interest in the technology. A link to the story can be found on http://www.bbc.com/news/health-33612558.

The launch of this study is another step toward Second Sight's mission to enable blind people to achieve greater independence. Earlier this year, the first Orion™ I Visual Cortical Prostheses were implanted in animals to evaluate fit, form, stability, and biocompatibility. Human trials for the Orion I are planned to commence by Q1 2017. If successful, the Orion I has the potential to address nearly all forms of blindness.

About Dry Age-Related Macular Degeneration

Dry AMD is more common than the ‘wet' type, affecting 85% of AMD patients. Dry AMD usually develops slowly and causes gradual loss of central vision. While Dry AMD also affects the peripheral vision over time, it rarely results in loss of vision across the entire visual field. There are currently very limited approved treatment options for Dry AMD.

About the Argus® II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The system is controlled by software and is upgradeable, which may provide improved performance as new algorithms are developed and tested. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Austria, Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom and the United States.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed, and manufactures, the Argus® II Retinal Prosthesis intended to provide some useful vision to individuals with outer-retinal degenerations such as Retinitis Pigmentosa (RP). Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, CA, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "could" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, we operate in a complex and changing domestic and international regulatory environment where new and unanticipated risks may arise, and consequently the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 17, 2015 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.